Exhibit 23.1

June 8, 2012

Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102

Gentlemen:

Behre Dolbear & Company (USA), Inc. (Behre Dolbear) hereby consents to the incorporation by reference to Behre Dolbear in Stillwater Mining Company's (Company) Registration Statement on Form S-3 (Registration No. 333-170851) and in the related prospectus and any prospectus supplements filed thereunder and on Form S-8 (Nos. 333-70861, 333-159144, 333-156262, 333-129953, 333-117927, 333-111989, 333-76314, 333-66364, and 333-70861) in regards to work performed by Behre Dolbear for the Company in the Company's filing with the U.S. Securities and Exchange Commission of its Form 10-K for the fiscal year ended December 31, 2011.

Behre Dolbear also consents to all references to itself in any prospectus contained in any such registration statement, including under the heading "Experts."

Please contact us if you require further assistance.

Sincerely,

BEHRE DOLBEAR GROUP INC.

Karr McCurdy
Chief Executive Officer